                                                                   EXHIBIT 10.39

                             EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT is made as of January 29, 1999 (the "Effective Date") between 3578275 Canada Inc., a Canadian corporation, (the "Company"), and Mark Buller (the "Executive").

     WHEREAS, the Executive is possessed of certain experience and expertise;
and

     WHEREAS, the Executive has been employed by Kitchen Craft of Canada Ltd., a Canadian corporation ("Kitchen Craft"), since January 1, 1987; and

     WHEREAS, the Executive is a party to that certain Master Transaction Agreement dated as of January 29, 1999 by and among the Company, the Executive and certain other parties thereto (the "Master Transaction Agreement") whereby Executive and the other stockholders of Kitchen Craft have agreed to sell all of the shares of capital stock of Kitchen Craft to Holdings or a subsidiary thereof; and

     WHEREAS, as a covenant in the Master Transaction Agreement, the Executive has agreed to enter into this Employment Agreement.

     NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants set forth below, the parties hereto hereby agree as follows:

1.   EMPLOYMENT.

     1.1  Agreement.  The Company hereby agrees to employ the Executive, and the
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Executive hereby agrees to serve the Company, in each case on the terms and subject to the conditions set forth herein.

     1.2  Term.  The employment of the Executive by the Company shall be on a
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full-time basis for the period commencing on the Effective Date and expiring on the third anniversary of the Effective Date or on the date on which termination of employment is effective pursuant to the provisions of Section 8 (the "Termination Date"). For all purposes of this Agreement, references to the "term" of the Executive's employment hereunder shall mean the period commencing on the Effective Date and ending on the Termination Date.

     1.3  Definitions.  Capitalized terms are used in this Agreement as
          -----------
specifically defined herein.  Certain definitions are set forth in Section 12.

2. POSITION AND DUTIES. The Executive shall serve as President of the Company, and shall be accountable to, and shall have such powers, duties and responsibilities as may from time to time be prescribed by, the Chief Executive Officer of Holdings.

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     The Executive shall perform and discharge, faithfully, diligently and competently, such duties and responsibilities. The Executive shall devote all of his business time and attention and his best efforts and ability to the business and affairs of the Company and each of its Subsidiaries and Affiliates and shall not engage in other business, trade, professional, governmental or academic activities (whether or not compensated) during the term of this Agreement without prior written consent of Holdings.

3. COMPENSATION. Subject to all of the terms and conditions hereof and to the performance by the Executive of his duties and obligations to the Company:

     3.1  Salary.  As compensation for services performed under and during the
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term of his employment hereunder, the Company shall pay the Executive a salary at a rate of (Cdn) $175,000 per annum or such higher amount as may from time to time pursuant to an annual review be established by the Company (such annual rate of salary in effect from time to time being referred to as the "Salary"). The Salary shall be payable in accordance with the payroll practices of the Company. Except as otherwise provided in this Agreement, the Salary shall be prorated for any period less than a full year.

     3.2 Bonus.  As additional compensation for services hereunder, the
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Executive shall be eligible for and shall be paid, if earned in accordance with the terms of the applicable bonus plan, a bonus for each fiscal year, the last day of which falls within the term of this Agreement. The amount of any such bonus shall be determined in accordance with the then existing plan of Holdings for payment of bonuses, which plan may be altered, modified, amended, or terminated at any time as the Board of Directors of Holdings, in its sole judgment, determines to be appropriate. Any bonus payable to the Executive during the term of this Agreement is referred to herein as an "Annual Bonus".

     3.3  Business Expenses.  During the term of his employment hereunder, the
          -----------------
Executive shall be entitled to receive prompt reimbursement by the Company for all reasonable business expenses incurred by him on behalf of the Company or any of its Subsidiaries or Affiliates (in accordance with the policies and procedures established from time to time for the Company's executive officers) in performing his duties hereunder, provided that the Executive properly
                                    --------
accounts therefor in accordance with requirements for federal income tax deductibility and the Company's policies and procedures.

     3.4  Fringe Benefits.  During the term of his employment hereunder, the
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Executive shall be entitled to participate in any life insurance, health and accident plans and retirement plans made generally available by the Company to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. The Company may alter, modify, add to or delete its employee benefits at any time as the Board of Directors of the Company, in its sole judgment, determines to be appropriate.



                                      -2-
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     3.5  Vacations.  During the term of his employment hereunder, the Executive
          ---------
shall be entitled to an amount of paid vacation in each year as is consistent with the practices of the Company as of the Effective Date and shall also be entitled to all paid holidays given by the Company to its employees. The paid vacation days shall be prorated for any period of service hereunder less than a full year. The Executive shall not be entitled to cash compensation for any vacation time not taken during the term hereof and shall not be entitled to accrue unused vacation.

4. OFFICES; SUBSIDIARIES AND AFFILIATES. The Executive agrees to serve during the term of his employment hereunder, if elected or appointed thereto, in one or more positions as an officer or director of the Company or any one or more of the Company's present or future Subsidiaries or Affiliates, or as an officer, trustee, director or other fiduciary of any pension or other employee benefit plan of the Company or any of its Subsidiaries or Affiliates. Service in such additional positions will be without additional compensation except for reimbursement of reasonably related business expenses on the same terms as provided elsewhere in this Agreement. The Company agrees that in connection with the Executive's service in additional positions as provided under this
Section 4, the Executive shall be entitled to the benefit of indemnification provisions in the by-laws of the Company, its Subsidiaries or Affiliates for which the Executive serves in such an additional position and director and officer liability insurance coverage carried by the Company or any such Subsidiary or Affiliate of the Company for which the Executive serves as an officer or director.

5.   UNAUTHORIZED DISCLOSURE; INVENTIONS.

     5.1  Confidential Information.  The Executive acknowledges that the Company
          ------------------------
and its Subsidiaries and Affiliates continually develop Confidential Information, that the Executive may develop Confidential Information for the Company or its Subsidiaries or Affiliates and that the Executive may learn of Confidential Information during the course of employment. The Executive will comply with the policies and procedures of the Company and its Subsidiaries and Affiliates for protecting Confidential Information and agrees not to disclose to any Person (except as required by applicable law or for the proper performance of his duties and responsibilities to the Company and its Subsidiaries or Affiliates), or use for his own benefit or gain, any Confidential Information obtained by the Executive incident to his employment or other association with the Company or any of its Subsidiaries or Affiliates. The Executive understands that this restriction shall continue to apply after his employment terminates, regardless of the reason for such termination.



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     5.2  Protection of Documents and Company Property.  All documents, records,
          --------------------------------------------
tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or its Subsidiaries or Affiliates and any copies, in whole or in part, thereof (the "Documents"), whether or not prepared by the Executive, and any and all equipment or other tangible personal property provided by the Company or its Subsidiaries or Affiliates for the Executive's use ("Company Property") shall be the sole and exclusive property of the Company or its Subsidiaries or Affiliates. The Executive shall safeguard all Documents and Company Property and shall surrender to the Company at the time his employment terminates, or at such earlier time or times as the Company or its designee may specify, all Documents and all Company Property then in the Executive's possession or control.

     5.3  Proprietary Rights.  Any and all inventions, discoveries,
          ------------------
developments, methods, processes, compositions, works, supplier and customer lists (including without limitation information relating to the generation and updating thereof), concepts and ideas (whether or not patentable or copyrightable) conceived, made, developed, created or reduced to practice by the Executive (whether at the request or suggestion of the Company or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) during the term of his employment by the Company or any of its Affiliates (whether before or after the date hereof) and for one year thereafter, which may be directly or indirectly useful in, or relate to, the business, ventures or other activities of or products manufactured or sold by the Company or any of its Subsidiaries or Affiliates or any business or products contemplated by the Company or any of its Subsidiaries or Affiliates while the Executive was or is an employee, officer or director of the Company or any of its Affiliates (collectively, "Proprietary Rights"), shall be promptly and fully disclosed by the Executive to the Company and shall be the Company's exclusive property as against the Executive and his heirs, executors, administrators, beneficiaries, successors and assigns, and the Executive hereby assigns to the Company his entire right, title and interest therein and shall promptly deliver to the Company all papers, drawings, models, data and other material relating to any of the foregoing Proprietary Rights conceived, made, developed, created or reduced to practice by him as aforesaid. All copyrightable Proprietary Rights shall be considered "works made for hire."

     The Executive shall, upon the Company's request and without any payment therefor, execute any documents necessary or advisable in the opinion of the Company's counsel to assign, and confirm the Company's title in, his entire right, title and interest in the foregoing Proprietary Rights and to direct issuance of patents or copyrights to the Company with respect to such Proprietary Rights as are the Company's exclusive property as against the Executive and his heirs, executors, administrators, beneficiaries, successors and assigns under this Section 5.3 or to vest in the Company title to such Proprietary Rights as against the Executive and his heirs, executors, administrators, beneficiaries, successors and assigns, the expense of securing any such patent or copyright, however, to be borne by the Company.



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6.   RESTRICTED ACTIVITIES.  The Executive agrees that some restrictions on his activities during and after his employment are necessary to protect the goodwill, Confidential Information and other legitimate interests of the Company and its Subsidiaries and Affiliates:

     6.1  Non-Competition.  While the Executive is employed by the Company or is
          ---------------
receiving payments pursuant to Section 9.4 of this Employment Agreement and for a period of two years immediately thereafter (the "Non-Competition Period"), the Executive shall not, directly or indirectly (including, without limitation, through any affiliate), alone or in association with others, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, investor, principal, joint venturer, stockholder, partner, director, consultant, agent or otherwise with, or have any financial interest (through stock or other equity ownership, investing of capital, lending of money or otherwise) (other than wholly passive ownership of less than five percent (5%) of the outstanding equity securities of any class registered under the Securities Exchange Act of 1934, as amended, or similar laws of Canada) in, any business, venture or activity that, anywhere in the United States of America or Canada, is involved in competition with the Company or any of its Subsidiaries or Affiliates, namely (A) the manufacture, distribution, sale or installation of (i) any products or services of the type manufactured, distributed, sold or installed by the Company or any of its Subsidiaries or Affiliates (including, without limitation, custom, semi-custom and stock wood and laminate kitchen cabinets, bathroom vanities and related accessories for distribution to independent dealers, home centers and lumber yards) or (ii) any other products or services that compete with any products or services of the type referred to in clause (i), or (B) any other business in which the Company or any of its Subsidiaries or Affiliates is engaged, or is actively considering becoming engaged, on the date hereof or thereafter during such Executive's employment with the Company or, with respect to post-employment activities, was so engaged or actively considering becoming engaged at the date of termination of employment (it being agreed, however, that this Section 6.1 shall not prohibit (i) John Buller from having an ownership interest in, or being employed by, Evin Marketing Ltd., an Alberta corporation, (ii) Herbert Falk, Joan Falk, William Falk, or Christopher Falk from having an ownership interest in, or being employed by, Bulrad Enterprises, Inc., a California corporation, (iii) Herbert D. Buller from lending up to (U.S.) $150,000 to Herbert Falk, Joan Falk, William Falk, or Christopher Falk in connection with the sale of Bulrad Enterprises, Inc. to Herbert Falk, Joan Falk, William Falk, and Christopher Falk, on the terms and subject to the conditions previously disclosed to the Company, and (iv) Herbert D. Buller from maintaining a passive ownership interest (not to exceed 25% of the outstanding capital stock) in KCC Toronto Ltd., a Canadian corporation).

     6.2  Agreement Not to Solicit Customers. During the Non-Competition Period,
          ----------------------------------
Executive shall not, directly or indirectly (including, without limitation, through any affiliate) solicit or encourage any customer or supplier of the Company or any Subsidiary or Affiliate of the Company to (A) terminate or diminish its relationship with the Company or such Subsidiary or Affiliate; or
(B) conduct with any person or entity any business or activity if the

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

effect thereof could be to terminate or diminish any business or activity that such customer or supplier conducts or could conduct with the Company or such Subsidiary or Affiliate.

     6.3  Outside Activities.  The Executive agrees that, during his employment
          ------------------
with the Company, he will not undertake any outside activity, whether or not competitive with the business of the Company or any of its Subsidiaries or Affiliates, that could reasonably give rise to a conflict of interest or otherwise interfere with his duties and obligations to the Company or any of its Subsidiaries or Affiliates.

     6.4  Non-Solicitation of Employees. Acknowledging the strong interest of
          -----------------------------
the Company in an undisrupted workplace, the Executive further agrees that while he is employed by the Company and for a period of two years immediately following termination of his employment, the Executive will not, as long as any employee remains an employee of the Company or any Subsidiary or Affiliate of the Company, and for a period of six months thereafter, directly or indirectly (including, without limitation, through any affiliate) solicit the employment of or hire such employee of the Company or any of its Subsidiaries or Affiliates, assist in such hiring by any person or entity, or seek to persuade or encourage any employee to terminate employment with the Company or any of its Subsidiaries or Affiliates, the value of the services of such employees being acknowledged as valuable assets of the Company.

7. ENFORCEMENT OF COVENANTS. The Executive acknowledges that he has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon him pursuant to Sections 5 and 6 hereof. The Executive agrees that said restraints are necessary for the reasonable and proper protection of the Company and its Subsidiaries and Affiliates and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area. The Executive further acknowledges that, were he to breach any of the covenants contained in Sections 5 or 6 hereof, the damage to the Company would be irreparable. The Executive therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Executive of any of said covenants. The parties further agree that, in the event that any provision of Section 5 or 6 hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

8.   TERMINATION.

     8.1  Death.  The Executive's employment hereunder shall terminate upon his
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death.

     8.2  Incapacity.  If the Executive shall have been unable to perform his
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duties hereunder by reason of any physical or mental illness, injury or other incapacity (i) for any period of 120 consecutive days or (ii) for a total of 150 days in any period of 12 consecutive

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calendar months, the Company may terminate the Executive's employment hereunder by written notice to the Executive.

     8.3  Cause.  The Company may terminate the Executive's employment hereunder
          -----
for Cause at any time upon written notice to the Executive. For the purposes of this Agreement, "Cause" means (i) conduct of the Executive which constitutes a material breach of any of his obligations set forth in this Agreement that is not cured within thirty (30) days after written notice of such breach to the Executive, (ii) conviction of a felony or indictable offense or a crime involving moral turpitude, (iii) embezzlement, misappropriation of property of the Company or any of its Subsidiaries or Affiliates, or any other act involving dishonesty or fraud with respect to the Company or any of its Subsidiaries or Affiliates, (iv) the repeated failure, after written notice, to follow reasonable directives of the Board of Directors of Holdings, or (v) any other event which constitutes "just cause" at common law.

     8.4  Termination by the Executive.  The Executive may terminate his
          ----------------------------
employment hereunder at any time upon 30 days' prior written notice to the Company. In the event of termination of the Executive pursuant to this Section 8.4, the Board of Directors of Holdings may elect to waive the period of notice, or any portion thereof.

     8.5  Termination by the Company other than for Cause. Subject to Section 9,
          -----------------------------------------------
the Company may terminate the Executive's employment hereunder other than for Cause at any time upon written notice to the Executive.

9.   COMPENSATION UPON TERMINATION.

     9.1  Death. In the event of the Executive's death during the term hereof,
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the Company shall pay or transfer, as the case may be, to his estate, (i) Salary and any Annual Bonus earned and unpaid at the date of death, and (ii) any vacation pay required by applicable law.

     9.2  Incapacity.  If the Executive's employment shall be terminated by
          ----------
reason of his incapacity pursuant to Section 8.2, the Company shall (i) continue to pay the Executive his Salary through the Termination Date, (ii) pay the Executive any Annual Bonus earned and unpaid at the Termination Date, and (iii) pay the Executive any vacation pay required by applicable law.

     9.3  Cause.  If the Company shall terminate the Executive's employment for
          -----
Cause, the Company shall have no further obligations to the Executive under this Agreement other than payment of Salary earned and unpaid through the Termination Date and payment of any vacation pay required by applicable law.

     9.4  Termination by the Company Other than for Cause.  If the Company shall
          -----------------------------------------------
terminate the Executive's employment pursuant to Section 8.5 hereof, then the Company shall pay to the Executive, without duplication, (A) his Salary earned and unpaid through the

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

Termination Date, (B) any vacation pay required by applicable law, and (C) the greater of: (I) Salary payable during the notice period required by applicable provincial legislation; and (II) until the date (the "Severance Termination Date") which is the third anniversary of the Effective Date, severance at a rate equal to 100% of his Salary for such period. With respect to any termination of employment to which this Section 9.4 applies, until the Severance Termination Date, the Company shall, if the Executive was participating in any medical and dental insurance plans pursuant to Section 3.4 hereof immediately prior to the effectiveness of his termination of employment and subject to any employee contribution applicable to the Executive immediately prior to such effectiveness, continue to contribute to the cost of the Executive's participation in such medical and dental insurance plans so long as the Executive is entitled to continue such participation under applicable law and plan terms. The obligations of the Company to the Executive under this Section
9.4 (other than with respect to Salary earned and unpaid through the Termination Date and any vacation pay required by applicable law) are conditioned upon the Executive's signing a release of claims in the form attached hereto as Exhibit A
                                                                       ---------
(the "Release") within 30 days of the date on which notice of termination is given and upon such Release remaining in full force and effect thereafter. All severance payments under this Section 9.4 will be in the form of salary continuation, payable in accordance with the normal payroll practices of the Company and will begin at the Company's next regular payroll period following the effective date of the Release, but shall be retroactive to the Termination Date.

     9.5  Termination by the Executive.  If the Executive shall terminate his
          ----------------------------
employment pursuant to Section 8.4 hereof, the Company shall have no further obligations to the Executive under this Agreement other than payment of Salary earned and unpaid through the Termination Date and payment of any vacation pay required by applicable law (it being understood that if, in accordance with Section 8.4, the Board of Directors of Holdings elects to waive the period of notice, or any portion thereof, the payment of Salary under this Section 9.5 shall continue through the notice period or any portion thereof so waived).

     9.6  Post-Termination Obligations Generally.  Except as expressly set forth
          --------------------------------------
in this Section 9 or the Master Transaction Agreement, the Company shall have no further obligations to the Executive following termination or expiration of the term of the Executive's employment hereunder, and performance by the Company of any obligation specifically provided in this Section 9 shall constitute full settlement of any claim that the Executive may have on account of any termination against the Company and its Subsidiaries or Affiliates and all of their respective past and present officers, directors, stockholders, controlling Persons, employees, agents, representatives, successors and assigns and all other others connected with any of them, both individually and in their official capacities.

10. WITHHOLDING. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under any applicable law or legal requirement.

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11.  NOTICES. All notices, requests and demands to or upon the parties hereto to be effective shall be in writing, by facsimile, by overnight courier or by registered or certified mail, postage prepaid and return receipt requested, and shall be deemed to have been duly given or made upon: (i) delivery by hand, (ii) one business day after being sent by overnight courier; or (iii) in the case of transmission by facsimile, when confirmation of receipt is obtained. Such communications shall be addressed and directed to the parties as follows (or to such other address as either party shall designate by giving like notice of such change to the other party):

          If to the Executive:

               7 Old Orchard Road
               East St. Paul, Manitoba
               R2E 0L3

          With a copy to:

               Aikins, MacAulay & Thorvaldson
               30th Floor, 360 Main Street
               Winnipeg, Manitoba
               R3C 4G1
               Attention:  E. L. Warkentin
               Facsimile:  (204) 957-0840

          If to the Company:

               KC Canada Acquisition Corp.
               c/o Kitchen Craft of Canada Ltd.
               1180 Springfield Road
               Winnipeg, Manitoba
               R2C 2Z2
               Attention:  President
          with a copy to:

               Omega Holdings, Inc.
               1205 Peters Drive
               Waterloo, IA  50703
               Attention:  President
               Facsimile:  (319) 235-9618

          and a copy to:

               Ropes & Gray
               One International Place
               Boston, MA  02110
               Attention:  Patrick Diaz, Esq.
               Facsimile:  (617) 951-7050

12. DEFINITIONS. Terms defined in this Agreement other than in this Section 12 are used herein as so defined, and the following terms shall have the following respective meanings:

     12.  "Affiliate" shall mean (i) any Person directly or indirectly
           ---------
controlling, controlled by or under direct or indirect common control with the Company (or other specified Person), (ii) any other Person which, together with its Affiliates (as defined in clause (i) above), shall, directly or indirectly, own beneficially or control the voting of at least 10% of the ownership interest in the Company (or other specified Person) and (iii) any other Person of which the Company (or other specified Person) and its Affiliates (as defined in clauses (i) and (ii) above) shall, directly or indirectly, own beneficially or control the voting of at least 10% of any class of outstanding capital stock or other evidence of beneficial interest or of any interest as a general partner or joint venturer.

     12.  "Confidential Information" shall mean any and all information relating
           ------------------------
to the Company or any of its Subsidiaries or Affiliates, including without limitation, (A) the products and services, technical data, methods and processes of the Company and its Subsidiaries and Affiliates, (B) their marketing activities and strategic plans, (C) their costs and sources of supply, (D) the identity and special needs of the customers and prospective customers of the Company and its Subsidiaries and Affiliates, and (E) the people and organizations with whom the Company and its Subsidiaries and Affiliates have business relationships and those relationships. Without limiting the generality of the foregoing, Confidential Information shall specifically include (i) any and all customer and sales records, including the identity of contacts at the customer, any list of customers, any list of sales transactions and/or prices charged by the Company and its Subsidiaries and Affiliates; (ii) any and all vendor and purchase records, including the identity of contacts at any vendor, any list of vendors, any list of purchase transactions and/or prices paid by the Company or its Subsidiaries or Affiliates; and (iii) any marketing program of the Company or any of its Subsidiaries or Affiliates. Confidential Information also includes any information that the Company or any of its Subsidiaries or Affiliates may receive or has received from others with any understanding, express or implied, that it will not be disclosed. Confidential Information does not include information that the Executive demonstrates is generally known by others with whom the Company competes or plans to compete or information required to be delivered by final order of a court of competent jurisdiction.

     12.3.  "Holdings" shall mean Omega Holdings, Inc., a Delaware corporation.
             --------

     12.4.  "Person" shall mean any individual, partnership, corporation,
             ------
association, trust, joint venture, limited liability company, unincorporated organization or entity, and any government, governmental department or agency or political subdivision thereof.

     12.5.  "Subsidiary" shall mean any Person of which the Company (or other
             ----------
specified Person) shall, directly or indirectly, own beneficially or control the voting of at least a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally or at least a majority of the partnership, joint venture or similar interests, or in which the Company (or other specified Person) or a Subsidiary thereof shall be a general partner or joint venturer without limited liability.

13. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is approved by the Board of Directors of Holdings and agreed to in writing signed by the Executive and such officer as may be specifically authorized by the Board of Directors of Holdings in connection with such approval. No waiver by either party hereto at any time of compliance with or of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement and the legal relations created thereby shall be governed by the domestic substantive laws of the Province of Manitoba without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. The Executive acknowledges and agrees that, because the Company's legal remedies may be inadequate in the event of a breach of, or other failure to perform, any of the covenants and agreements set forth in Sections 5 or 6 hereof by the Executive, the Company may, in addition to obtaining any other remedy or relief available to it (including without limitation damages at law), enforce the provisions of said Sections 5 or 6 by injunction and other equitable relief.

14. SEVERABILITY. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of

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

this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

15. COUNTERPARTS. This Agreement may be executed in any one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

16. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes any and all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive's employment with the Company and each of the parties hereto hereby releases and forever discharges each other party hereto of and from all manner of actions, causes of action, claims and demands whatsoever under or in respect of any such communications, agreements and understandings.

17. MERGER, ETC. From and after the effectiveness of the Amalgamation (as defined in the Master Transaction Agreement), the term "Company" as used herein shall refer to Kitchen Craft of Canada Ltd., a Canadian corporation, as resulting corporation of the Amalgamation (as defined in the Master Transaction Agreement), and this Agreement shall inure to the benefit of and be binding upon Kitchen Craft of Canada Ltd.

18. ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon (i) the Executive, his heirs, executors, administrators, beneficiaries, successors and assigns and (ii) the Company and its successors (including, without limitation, by means of reorganization, merger, amalgamation, consolidation or liquidation) and permitted assigns. The Company may assign this Agreement to any Subsidiary or Affiliate or to any successor of the Company by reorganization, merger, amalgamation, consolidation or liquidation and any transferee of all or substantially all of the business or assets of the Company or of any division or line of business of the Company with which the Executive is at any time associated. The Company requires the personal services of the Executive hereunder and the Executive may not assign this Agreement or any rights hereunder, except to the limited extent contemplated by Section 9.1.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands under seal, as of the date first above written.


Company:                      3578275 CANADA INC.



                              By  /s/ DONALD E. CIHAK
                                  -------------------
                              Name:
                              Title:



Executive:

                                  /s/ MARK BULLER
                                  ----------------
                              Name:

                                                                       EXHIBIT A
                                                                       ---------
                             RELEASE AND INDEMNITY
                             ---------------------

     [Name of Employee], of the City of Winnipeg, in the Province of Manitoba (hereinafter referred to as the "Releasor", which term includes his heirs, executors, administrators, successors and assigns), in consideration of certain payments and benefits to be provided in connection with the termination of the employment of the Releasor in accordance with the terms of an Employment Agreement between the Releasor and KC Canada Acquisition Corp., a Canadian corporation (as predecessor in interest to Kitchen Craft of Canada Ltd.) dated as of January 29, 1999 (the "Employment Agreement"), the sufficiency of which payments and benefits are hereby acknowledged, does hereby absolutely and forever remise, release, acquit and discharge KITCHEN CRAFT OF CANADA LTD. (hereinafter referred to as the "Releasee", which term includes its Subsidiaries and Affiliates (including, without limitation, KC Canada Acquisition Corp. and Omega Holdings, Inc.), as those terms are defined in the Employment Agreement, and all of their respective past and present directors, officers, shareholders, employees, agents, representatives, successors and assigns) of and from all manner of actions, causes of action, suits, dues, debts, complaints, claims and/or demands of any nature or kind whatsoever, contingent or otherwise, at law, or in equity, and whether or not now known or anticipated that the Releasor may have, have had or may in the future have against the Releasee for or by reason of any cause, matter or thing whatsoever existing or occurring up to and including the date of these presents, except as may exist or hereafter arise from the Master Transaction Agreement (as such term is defined in the Employment Agreement), and, without in any way restricting the generality of the foregoing, including any claim which has been made or may have been made against the Releasee for or by reason of any cause, matter or thing arising directly or indirectly, or in any way as a result of his employment with and/or the termination of his employment with the Releasee and, without in any way restricting the generality of the foregoing, any claims or complaints under the provisions of the Manitoba Employment Standards Act, the Manitoba Payment of
                           ------------------------               ----------
Wages Act, the Manitoba Human Rights Code and/or the Manitoba Vacations with Pay
---------               -----------------                     ------------------
Act or any similar legislation.
---

     IT IS UNDERSTOOD AND AGREED that the Releasee does not, by the aforesaid payments or otherwise, admit any liability to the Releasor and that such liability is denied and the Releasor hereby agrees that neither such payments nor the taking of this Release shall now or at any time hereafter be deemed to be an admission of liability on the part of the Releasee.

     AND IT IS FURTHER UNDERSTOOD AND AGREED that the Releasor agrees not to make any claims or take any proceedings relating to any rights that he has as of the date hereof as a result of any matter arising out of his employment with the Releasee and/or the termination of such employment against the Releasee or any other person or corporation who might claim contribution or indemnity from the Releasee as a result of such claims or proceedings and to abandon any such claims made prior to the date of this Release.

     AND IT IS FURTHER UNDERSTOOD AND AGREED that the Releasor does hereby agree to indemnify and save harmless the Releasee against any and all liability, taxes, penalties, interest, demands, costs or expenses that it may hereinafter incur, suffer, or be required to pay, in excess of the amounts withheld in connection with the payments to the Releasor, by way of statutorily required deductions to Revenue Canada, Taxation (on account of Income Tax and Canada Pension) or to Human Resources Development Canada (on account of Employment Insurance Benefit repayment), attributable to the sums paid pursuant to the Employment Agreement.

     AND THE Releasor hereby confirms that he has had an opportunity to obtain independent legal advice with respect to the signing of this Release and has had independent legal advice with respect to the form of this Release and further confirms that he is executing this Release voluntarily and with a full understanding of its terms.


     DATED at the City of Winnipeg, in the Province of  Manitoba, this
day of                     ,


SIGNED, SEALED AND DELIVERED )
                                                            in the presence of:)
                                                                               )
                                                           ____________________)
                                                                               )

______________________________